Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

- Announces Quarterly Cash Dividend of $0.05 Per Share –

SANTA MONICA, CALIFORNIA, May 7, 2019 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2018.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, are included beginning on page 12. Unaudited financial highlights are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
Net revenue:
Revenue from advertising and retransmission consent	$80,906	$73,460	10%	$294,839	$272,091	8%
Revenue from spectrum usage rights	1,167	-	*	2,976	263,943	(99)%
	$82,073	$73,460	12%	$297,815	$536,034	(44)%

Cost of revenue - television (spectrum usage rights) (1)	-	209	*	-	12,340	*
Cost of revenue - digital media (1)	9,847	12,090	(19)%	45,096	32,998	37%
Operating expenses (2)	44,568	45,118	(1)%	176,777	168,399	5%
Corporate expenses (3)	7,711	8,242	(6)%	26,865	27,937	(4)%
Foreign currency (gain) loss	1,085	57	1804%	1,616	350	362%

Consolidated adjusted EBITDA (4)	20,936	10,891	92%	54,038	50,608	7%

Free cash flow (5)	$12,237	$5,855	109%	$25,001	$287,088	(91)%

Net income	$6,913	$12,740	(46)%	$12,161	$175,698	(93)%

Net income per share, basic	$0.08	$0.14	(43)%	$0.14	$1.95	(93)%
Net income per share, diluted	$0.08	$0.14	(43)%	$0.13	$1.91	(93)%

Weighted average common shares outstanding, basic	88,357,076	89,980,200		89,115,997	90,272,257
Weighted average common shares outstanding, diluted	89,598,683	91,613,199		90,328,583	91,891,957

Entravision Communications

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized. Cost of revenue – television (spectrum usage rights) consists primarily of the carrying value of spectrum usage rights surrendered in the Federal Communications Commission (“FCC”) auction for broadcast spectrum.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended December 31, 2018 and 2017, respectively, and $0.7 million and $1.2 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2018 and 2017, respectively. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $1.8 million and $2.5 million of non-cash stock-based compensation for the three-month periods ended December 31, 2018 and 2017, respectively, and $5.1 million and $4.9 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2018 and 2017, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, FCC reimbursement for broadcast television repack and revenue from FCC auction for broadcast spectrum less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved growth in advertising revenue, driven by an increase in our television segment. We also improved our free cash flow over the fourth quarter of 2017. We continue to maintain a solid balance sheet and return capital to our shareholders through our share repurchase program and dividend. Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multiplatform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.3 million. The quarterly dividend will be payable on June 28, 2019 to shareholders of record as of the close of business on June 14, 2019, and the common stock will trade ex-dividend on June 13, 2019. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Form 10-K Filed Today

The Company today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (its “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

As previously disclosed by the Company, on April 3, 2019 the Company received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual (the “NYSE Rules”), because the Company did not timely file its Form 10-K with the SEC on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25.  Such notices are routinely issued by the NYSE when there are late filings with the SEC.  The NYSE informed the Company that, under the NYSE Rules, the Company had six months from April 2, 2019 to file its Form 10-K with the SEC. With today’s filing of the Form 10-K with the SEC, the Company believes it has regained compliance with the NYSE Rules with respect to the Company’s filing of its Form 10-K.

Expects to File Form 12b-25 for Extension of Filing Deadline for Form 10-Q for First Quarter

The Company announced today that it expects to file a notification of late filing on Form 12b-25 with the SEC, which provides an automatic 5-day extension of the filing deadline for its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2019 (the “2019 First Quarter Form 10-Q”), to May 15, 2019. Due to the Company’s delay in filing the Form 10-K, the Company

Entravision Communications

experienced delays in the preparation of its financial statements for the first quarter ended March 31, 2019 and the filing of the 2019 First Quarter Form 10-Q. The Company expects to file the 2019 First Quarter Form 10-Q and announce the timing of a conference call to discuss its financial results for the first quarter ended March 31, 2019 as soon as practicable.

Financial Results

Three-Month Period Ended December 31, 2018 Compared to Three-Month Period Ended December 31, 2017

(Unaudited)

	Three Months Ended
	December 31,
	2018	2017	% Change
Net, revenue from advertising and retransmission consent	$80,906	$73,460	10%
Revenue from spectrum usage rights	1,167	-	*
Total net revenue	82,073	73,460	12%

Cost of revenue - television (spectrum usage rights) (1)	-	209	*
Cost of revenue - digital media (1)	9,847	12,090	(19)%
Operating expenses (1)	44,568	45,118	(1)%
Corporate expenses (1)	7,711	8,242	(6)%
Depreciation and amortization	4,221	3,951	7%
Change in fair value of contingent consideration	(2,275)	-	*
Foreign currency (gain) loss	1,085	57	1804%
Other operating (gain) loss	(565)	(262)	116%

Operating income	17,481	4,055	331%
Interest expense, net	(3,261)	(5,326)	(39)%
Dividend income	473	-	*
Gain (loss) on debt extinguishment	(550)	(3,306)	(83)%
Impairment loss on investment	(1,320)	-	*

Income before income taxes	12,823	(4,577)	*
Income tax (expense) benefit	(4,713)	17,452	*

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	8,110	12,875	(37)%
Equity in net income (loss) of nonconsolidated affiliates	(1,197)	(135)	787%
Net income	$6,913	$12,740	(46)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $80.9 million for the three-month period ended December 31, 2018 from $73.5 million for the three-month period ended December 31, 2017, an increase of $7.4 million. Of the overall increase, approximately $8.3 million was attributable to our television segment and was primarily due to an increase in political advertising revenue, which was not material in 2017, and an increase in retransmission consent revenue. This overall increase was partially offset by a decrease of approximately $0.6 million and $0.3 million that was attributable to our digital and radio segments, respectively.

Net revenue from spectrum usage rights was $1.2 million for the three-month period ended December 31, 2018. There was no revenue from spectrum usage rights for the three-month period ended December 31, 2017.

Cost of revenue in our digital media segment decreased to $9.8 million for the three-month period ended December 31, 2018 from $12.1 million for the three-month period ended December 31, 2017, a decrease of $2.3 million. The decrease was primarily due to the decrease in revenue.

Entravision Communications

Operating expenses decreased to $44.6 million for the three-month period ended December 31, 2018 from $45.1 million for the three-month period ended December 31, 2017, a decrease of $0.5 million. Of the overall decrease, approximately $2.0 million was attributable to our radio segment and was primarily due to a decrease in expenses associated with the decrease in revenue and a decrease in salary expense. The overall decrease was partially offset by an increase of approximately $1.0 million that was attributable to our digital segment and was primarily due to the acquisition of Smadex in the second quarter of 2018, which did not contribute to direct operating expenses in 2017. Additionally, the overall decrease was partially offset by an increase of approximately $0.5 million that was attributable to our television segment and was primarily due to an increase in expenses associated with the increase in revenue.

Corporate expenses decreased to $7.7 million for the three-month period December 31, 2018 from $8.2 million for the three-month period ended December 31, 2017, a decrease of $0.5 million, primarily due to a decrease in non-cash stock-based compensation expense.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the U.S., primarily related to the Headway business. As a result, we have operating expense, attributable to foreign currency loss, that is primarily related to the operations related to the Headway business. Foreign currency loss increased to $1.1 million for the three-month period December 31, 2018 from $0.1 million for the three-month period December 31, 2017, an increase of $1.0 million, which was primarily due to currency fluctuations that affected our digital segment operations located outside the U.S., primarily related to the Headway business.

We recognized an impairment charge of $1.3 million for the three-month period December 31, 2018, related to a decrease in value of a cost method investment.

Entravision Communications

Twelve-month Period Ended December 31, 2018 Compared to Twelve-month Period Ended December 31, 2017

(Unaudited)

	Twelve Months Ended
	December 31,
	2018	2017	% Change
Net revenue:
Revenue from advertising and retransmission consent	$294,839	$272,091	8%
Revenue from spectrum usage rights	2,976	263,943	(99)%
Total net revenue	297,815	536,034	(44)%

Cost of revenue - television (spectrum usage rights) (1)	-	12,340	*
Cost of revenue - digital media (1)	45,096	32,998	37%
Operating expenses (1)	176,777	168,399	5%
Corporate expenses (1)	26,865	27,937	(4)%
Depreciation and amortization	16,273	16,411	(1)%
Change in fair value of contingent consideration	(1,202)	-	*
Foreign currency (gain) loss	1,616	350	362%
Other operating (gain) loss	(1,187)	(262)	353%

Operating income	33,577	277,861	(88)%
Interest expense, net	(11,770)	(15,935)	(26)%
Dividend income	1,475	-	*
Gain (loss) on debt extinguishment	(550)	(3,306)	(83)%
Impairment loss on investment	(1,320)	-	*

Income before income taxes	21,412	258,620	(92)%
Income tax (expense) benefit	(7,877)	(82,612)	(90)%

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	13,535	176,008	(92)%
Equity in net income (loss) of nonconsolidated affiliates	(1,374)	(310)	343%

Net income	$12,161	$175,698	(93)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $294.8 million for the twelve-month period ended December 31, 2018 from $272.1 million for the twelve-month period ended December 31, 2017, an increase of approximately $22.7 million. Of the overall increase, $23.9 million was attributable to our digital media segment and was primarily due to the growth in the Headway business, which we acquired in the second quarter of 2017. Additionally, $1.9 million of the overall increase was attributable to our television segment and was primarily due to an increase in political advertising revenue, which was not material in 2017, and an increase in retransmission consent revenue, partially offset by decreases in national and local advertising revenue, as part of a trend for advertising to move increasingly from traditional media, such as television and radio, to new media, such as digital media. The overall increase was partially offset by a decrease in our radio segment of $3.0 million, primarily due to decreases in local and national advertising revenue, partially offset by an increase in political advertising revenue, which was not material in 2017, and an increase in revenue from the 2018 FIFA World Cup.

Net revenue from spectrum usage rights decreased to $3.0 million for the twelve-month period ended December 31, 2018 from $263.9 million for the twelve-month period ended December 31, 2017. The decrease was primarily due to revenue from the FCC auction for broadcast spectrum in the prior year, which revenue was not significant in 2018.

We did not incur cost of revenue related to revenue from spectrum usage rights in 2018. Cost of revenue related to revenue from spectrum usage rights was $12.3 million for the twelve-month period ended December 31, 2017, related to the FCC auction for broadcast spectrum.

Entravision Communications

Cost of revenue in our digital media segment increased to $45.1 million for the twelve-month period ended December 31, 2018 from $33.0 million for the twelve-month period ended December 31, 2017, an increase of $12.1 million, primarily due to the growth in the Headway business, which we acquired in the second quarter of 2017.

Operating expenses increased to $176.8 million for the twelve-month period ended December 31, 2018 from $168.4 million for the twelve-month period ended December 31, 2017, an increase of $8.4 million. Of the overall increase, approximately $9.8 million was attributable to our digital media segment and was primarily due to expenses associated with the increase in revenue, and due to the acquisitions of Headway during the second quarter of 2017, which did not contribute to direct operating expenses for the full year in 2017, and Smadex in the second quarter of 2018. Additionally, $2.6 million of the overall increase was attributable to our television segment and was primarily due to the acquisition of station KMIR-TV in the fourth quarter of 2017, which did not contribute to direct operating expenses in that year, and expenses associated with the increase in advertising revenue. The overall increase was partially offset by a decrease in expenses associated with the decrease in radio advertising revenue and a decrease in salary expenses in our television and radio segments.

Corporate expenses decreased to $26.9 million for the twelve-month period ended December 31, 2018 from $27.9 million for the twelve-month period ended December 31, 2017, a decrease of $1.0 million. The decrease was primarily due to expenses associated with the FCC auction for broadcast spectrum recorded in 2017, which expenses did not recur in 2018, and due diligence costs related to the Headway acquisition during the second quarter of 2017, partially offset by increase in salary expense, non-cash stock-based compensation expense, and due diligence costs related to the Smadex acquisition in 2018.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the U.S., primarily related to the Headway business. As a result, we have operating expense, attributable to foreign currency loss, that is primarily related to the operations related to the Headway business. Foreign currency loss increased to $1.6 million for the year ended December 31, 2018 from $0.4 million for the year ended December 31, 2017, an increase of $1.2 million, which was primarily due to currency fluctuations that affected our digital segment operations located outside the U.S., primarily related to the Headway business.

We recognized an impairment charge of $1.3 million for the three-month period December 31, 2018, related to a decrease in value of a cost method investment.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
Net Revenue
Revenue from advertising and retransmission consent
Television	$44,361	$36,038	23%	$149,935	$148,059	1%
Radio	16,796	17,118	(2)%	63,922	66,934	(4)%
Digital	19,749	20,304	(3)%	80,982	57,098	42%
Total	$80,906	$73,460	10%	$294,839	$272,091	8%

Revenue from spectrum usage rights (television)	$1,167	$-	*	$2,976	$263,943	(99)%

Total Net Revenue	$82,073	$73,460	12%	$297,815	$536,034	(44)%

Cost of Revenue (1)
Television	-	209	*	-	12,340	*
Digital	9,847	12,090	(19)%	45,096	32,998	37%
Total	$9,847	$12,299	(20)%	$45,096	$45,338	(1)%

Operating Expenses (1)
Television	21,725	21,214	2%	84,298	81,730	3%
Radio	13,975	16,021	(13)%	59,368	63,315	(6)%
Digital	8,868	7,883	12%	33,111	23,354	42%
Total	$44,568	$45,118	(1)%	$176,777	$168,399	5%

Corporate Expenses (1)	$7,711	$8,242	(6)%	$26,865	$27,937	(4)%

Foreign currency (gain) loss	$1,085	$57	1804%	$1,616	$350	362%

Consolidated adjusted EBITDA (1)	$20,936	$10,891	92%	$54,038	$50,608	7%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2018 fourth quarter results on May 7, 2019 at 5:00 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Entravision Communications

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, including the length of time that may be required for the Company to file the Form 10-Q and whether the Company files the Form 10-Q on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$46,733	$39,560
Marketable securities	132,424	-
Restricted Cash	732	222,294
Trade receivables, net of allowance for doubtful accounts	79,308	84,348
Assets held for sale	1,179	-
Prepaid expenses and other current assets	10,672	6,260
Total current assets	271,048	352,462
Property and equipment, net	64,939	60,337
Intangible assets subject to amortization, net	22,598	26,758
Intangible assets not subject to amortization	254,598	251,163
Goodwill	74,292	70,729
Other assets	2,934	4,690
Total assets	$690,409	$766,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	51,034	61,847
Total current liabilities	54,034	64,847
Long-term debt, less current maturities, net of unamortized debt issuance costs	240,541	292,489
Other long-term liabilities	16,418	19,889
Deferred income taxes	46,684	40,639
Total liabilities	357,677	417,864

Stockholders' equity
Class A common stock	6	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	862,299	888,650
Accumulated deficit	(528,164)	(540,325)
Accumulated other comprehensive income (loss)	(1,412)	(60)
Total stockholders' equity	332,732	348,275
Total liabilities and stockholders' equity	$690,409	$766,139

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net revenue
Revenue from advertising and retransmission consent	$80,906	$73,460	$294,839	$272,091
Revenue from spectrum usage rights	1,167	-	2,976	263,943
	82,073	73,460	297,815	536,034
Expenses:
Cost of revenue - television (spectrum usage rights)	-	209	-	12,340
Cost of revenue - digital media	9,847	12,090	45,096	32,998
Direct operating expenses	31,398	32,045	125,242	119,283
Selling, general and administrative expenses	13,170	13,073	51,535	49,116
Corporate expenses	7,711	8,242	26,865	27,937
Depreciation and amortization	4,221	3,951	16,273	16,411
Change in fair value of contingent consideration	(2,275)	-	(1,202)	-
Foreign currency (gain) loss	1,085	57	1,616	350
Other operating (gain) loss	(565)	(262)	(1,187)	(262)
	64,592	69,405	264,238	258,173
Operating income	17,481	4,055	33,577	277,861
Interest expense	(4,349)	(5,625)	(15,743)	(16,709)
Interest income	1,088	299	3,973	774
Dividend income	473	-	1,475	-
Gain (loss) on debt extinguishment	(550)	(3,306)	(550)	(3,306)
Impairment loss on investment	(1,320)	-	(1,320)	-
Income before income taxes	12,823	(4,577)	21,412	258,620
Income tax (expense) benefit	(4,713)	17,452	(7,877)	(82,612)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	8,110	12,875	13,535	176,008
Equity in net income (loss) of nonconsolidated affiliate	(1,197)	(135)	(1,374)	(310)
Net income	$6,913	$12,740	$12,161	$175,698

Basic and diluted earnings per share:
Net income per share, basic	$0.08	$0.14	$0.14	$1.95
Net income per share, diluted	$0.08	$0.14	$0.13	$1.91

Cash dividends declared per common share, basic	$0.05	$0.05	$0.20	$0.16
Cash dividends declared per common share, diluted	$0.05	$0.05	$0.20	$0.16

Weighted average common shares outstanding, basic	88,357,076	89,980,200	89,115,997	90,272,257
Weighted average common shares outstanding, diluted	89,598,683	91,613,199	90,328,583	91,891,957

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$6,913	$12,740	$12,161	$175,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,221	3,951	16,273	16,411
Cost of revenue - television (spectrum usage rights)	-	209	-	12,340
Impairment loss on investment	1,320	-	1,320	-
Deferred income taxes	2,670	(17,627)	4,612	81,766
Non-cash interest	296	2,642	1,124	3,237
Amortization of syndication contracts	125	141	651	452
Payments on syndication contracts	(127)	(145)	(643)	(445)
Equity in net (income) loss of nonconsolidated affiliate	1,197	135	1,374	310
Non-cash stock-based compensation	2,076	2,942	5,787	6,091
(Gain) loss on sale of property	-	28	-	28
(Gain) loss on debt extinguishment	550	3,306	550	3,306
Changes in assets and liabilities:
(Increase) decrease in trade receivables, net	(2,683)	(12,376)	5,895	414
(Increase) decrease in prepaid expenses and other current assets	1,629	917	(5,581)	(913)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(6,888)	11,203	(9,727)	2,825
Net cash provided by operating activities	11,299	8,066	33,796	301,520
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	-	50	33	50
Purchases of property and equipment	(4,729)	(2,439)	(17,006)	(12,078)
Purchases of intangibles	-	-	(3,153)	(32,588)
Purchase of a businesses, net of cash acquired	-	(21,660)	(3,522)	(29,149)
Purchases of marketable securities	-	-	(159,403)	-
Proceeds from marketable securities	-	-	25,000	-
Purchases of investments	(525)	(250)	(1,495)	(2,450)
Deposits on acquisition	-	1,050	-	(190)
Net cash used in investing activities	(5,254)	(23,249)	(159,546)	(76,405)
Cash flows from financing activities:
Proceeds from stock option exercises	172	697	249	708
Tax payments related to shares withheld for share-based compensation plans	(29)	(798)	(2,268)	(798)
Payments on long-term debt	(50,750)	(290,750)	(53,000)	(293,563)
Dividends paid	(4,379)	(4,491)	(17,782)	(14,670)
Repurchase of Class A common stock	(6,152)	(3,552)	(13,812)	(5,330)
Payment of contingent consideration	-	(3,819)	(2,015)	(3,819)
Termination of swap agreements	-	(2,441)	-	(2,441)
Proceeds from borrowings on long-term debt	-	298,500	-	298,500
Payments of capitalized debt offering and issuance costs	-	(3,382)	-	(3,382)
Net cash used in financing activities	(61,138)	(10,036)	(88,628)	(24,795)
Effect of exchange rates on cash, cash equivalents and restricted cash	-	(3)	(11)	14
Net increase (decrease) in cash and cash equivalents	(55,093)	(25,222)	(214,389)	200,334
Cash and cash equivalents:
Beginning	102,558	287,076	261,854	61,520
Ending	$47,465	$261,854	$47,465	$261,854

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Consolidated adjusted EBITDA (1)	$20,936	$10,891	$54,038	$50,608
Net revenue - FCC spectrum incentive auction	-	-	-	263,943
Expenses - FCC spectrum incentive auction	-	(209)	-	(14,443)
Interest expense	(4,349)	(5,625)	(15,743)	(16,709)
Interest income	1,088	299	3,973	774
Gain (loss) on debt extinguishment	(550)	(3,306)	(550)	(3,306)
Income tax (expense) benefit	(4,713)	17,452	(7,877)	(82,612)
Amortization of syndication contracts	(125)	(141)	(651)	(452)
Payments on syndication contracts	127	145	643	445
Non-cash stock-based compensation included in direct operating
expenses	(284)	(430)	(732)	(1,236)
Non-cash stock-based compensation included in corporate expenses	(1,792)	(2,512)	(5,055)	(4,855)
Depreciation and amortization	(4,221)	(3,951)	(16,273)	(16,411)
Change in fair value of contingent consideration	2,275	-	1,202	-
Non-recurring severance charge	-	-	(782)	-
Dividend income	473	-	1,475	-
Other income (loss)	565	262	1,187	262
Impairment loss on investment	(1,320)	-	(1,320)	-
Equity in net income (loss) of nonconsolidated affiliates	(1,197)	(135)	(1,374)	(310)
Net income	6,913	12,740	12,161	175,698

Depreciation and amortization	4,221	3,951	16,273	16,411
Cost of revenue - television (spectrum usage rights)	-	209	-	12,340
Impairment loss on investment	1,320	-	1,320	-
Deferred income taxes	2,670	(17,627)	4,612	81,766
Amortization of debt issuance costs	296	2,642	1,124	3,237
Amortization of syndication contracts	125	141	651	452
Payments on syndication contracts	(127)	(145)	(643)	(445)
Equity in net (income) loss of nonconsolidated affiliate	1,197	135	1,374	310
Non-cash stock-based compensation	2,076	2,942	5,787	6,091
(Gain) loss on sale of property	-	28	-	28
(Gain) loss on debt extinguishment	550	3,306	550	3,306
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(2,683)	(12,376)	5,895	414
(Increase) decrease in prepaid expenses and other assets	1,629	917	(5,581)	(913)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(6,888)	11,203	(9,727)	2,825
Net cash provided by (used in ) operating activities	$11,299	$8,066	$33,796	$301,520

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Consolidated adjusted EBITDA (1)	$20,936	$10,891	$54,038	$50,608
Net, cash interest expense (1)	(2,965)	(2,685)	(10,646)	(12,698)
Dividend income	473	-	1,475	-
Cash paid for income taxes	(2,043)	(174)	(3,265)	(846)
Capital expenditures (2)	(4,729)	(2,439)	(17,006)	(12,078)
FCC reimbursement	565	262	1,187	262
Non-recurring cash severance charge	-	-	(782)	-
Net revenue - FCC spectrum incentive auction	-	-	-	263,943
Expenses - FCC spectrum incentive auction	-	-	-	(2,103)
Free cash flow (1)	12,237	5,855	25,001	287,088

Capital expenditures (2)	4,729	2,439	17,006	12,078
Change in fair value of contingent consideration	2,275	-	1,202	-
(Gain) loss on sale of property	-	28	-	28
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(2,683)	(12,376)	5,895	414
(Increase) decrease in prepaid expenses and other assets	1,629	917	(5,581)	(913)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(6,888)	11,203	(9,727)	2,825
Cash Flows From Operating Activities	$11,299	$8,066	$33,796	$301,520

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.